Exhibit 10.85


                             HOMESIDE LENDING, INC.
                          2001 LONG TERM INCENTIVE PLAN


                        PORTIONS OF THIS DOCUMENT MARKED

                                     "*****"

                        HAVE BEEN REDACTED PURSUANT TO A
                       REQUEST FOR CONFIDENTIAL TREATMENT
                                 FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION



                             HOMESIDE LENDING, INC.
                          2001 LONG TERM INCENTIVE PLAN



                                                                                                                               Page
                                                                                                                               ----


SECTION 1    DEFINITIONS.........................................................................................................1

SECTION 2    ELIGIBILITY.........................................................................................................4

SECTION 3    PERFORMANCE TARGETS.................................................................................................5

SECTION 4    PAYMENT OF AWARDS...................................................................................................6

SECTION 5    ADMINISTRATION OF THE PLAN..........................................................................................8

SECTION 6    CLAIM REVIEW PROCEDURE.............................................................................................10

SECTION 7    LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEES AND
             UNCLAIMED PAYMENTS.................................................................................................12

SECTION 8    LIMITATION OF RIGHTS...............................................................................................13

SECTION 9    AMENDMENT TO OR TERMINATION OF THE PLAN............................................................................14

SECTION 10   MISCELLANEOUS......................................................................................................15

                             HOMESIDE LENDING, INC.
                          2001 LONG TERM INCENTIVE PLAN



         WHEREAS, HomeSide Lending Inc. (the "Plan Sponsor") and National Australia Bank Limited ("Parent") desire to encourage and retain certain key employees to achieve performance targets specified in this plan in order to grow the HomeSide business and increase shareholder value;

         NOW, THEREFORE, the Plan Sponsor does hereby establish the 2001 HomeSide Lending, Inc. Long Term Incentive Plan (the "Plan"), effective as of October 1, 2001, to read as follows:

                                    SECTION 1
                                   DEFINITIONS
                                   -----------

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1.  "Award"  means each  Participant's  individual  allocation of the
                -----
total amount available for payment under the Plan upon satisfaction of performance targets.

         1.2.  "Beneficiary"  means  (a) the  Participant's  spouse or (b) if no
                -----------
spouse is alive, the Participant's surviving children, or (c) if no children are alive, the Participant's parent or parents, or (d) if no parent is alive, the legal representative of the deceased Participant's estate.

         1.3.  "Board of  Directors"  means the Board of  Directors  of the Plan
                -------------------
Sponsor.


         1.4. "Cause" shall mean only:
               -----

               (i) the willful and continued failure (not resulting from disability) by the individual to perform substantially the individual's duties with the Plan Sponsor after a demand for substantial performance is delivered to the individual by the board of directors of the Plan Sponsor;

               (ii) gross negligence or willful  misconduct by the individual in the execution of the individual's duties, which is materially injurious to the business or reputation of the Plan Sponsor or Parent;

               (iii) conviction of the individual of, or a plea in a court of law by the individual of no contest or guilty to, or written admission to, a criminal charge which constitutes a felony;

               (iv) use by the individual of alcohol or drugs or other controlled substances which interferes with the performance of the individual's duties or which compromises, or could compromise, the integrity and reputation of the Plan Sponsor or Parent, their affiliates, their employees or their products; or

               (v) willful breach by the individual of a material policy, program or rule of the Plan Sponsor or the Parent.

         No act, or failure to act, on the individual's part shall be considered "willful" unless done, or omitted to be done, by the individual in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Plan Sponsor or the Parent. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Plan Sponsor or Parent or based upon written advice of counsel for the Plan Sponsor or Parent shall be conclusively presumed to be done, or omitted to be done, by the individual in good faith and in the best interests of the Plan Sponsor.

         1.5. "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         1.6.  "Disability"  means a disability such that in the sole opinion of
                ----------
Parent (determined in good faith) renders the Participant incapable of properly performing services with the Plan Sponsor for the remainder of the Plan Period.

         1.7.  "Good  Reason"  shall  exist  upon the  occurrence,  without  the
                ------------
individual's express written consent, of any of the following events:

               (i) the Plan Sponsor assigns to the individual full-time duties of a substantially non executive or non managerial nature excluding for this purpose an isolated action not taken in bad faith and which is remedied by the Plan Sponsor promptly after receipt of notice thereof given by the individual;

               (ii) only where the individual has a written employment contract with the Plan Sponsor, a material adverse change in the individual's position as an executive officer of the Plan Sponsor including, without limitation, an adverse change in the individual's position as a result of a significant diminution in the individual's duties and responsibilities, other than an isolated change not occurring in bad faith and which is remedied by the Plan Sponsor promptly after receipt of notice thereof given by the individual;

               (iii) the Plan Sponsor materially reduces the individual's salary or target bonus opportunity;

               (iv) where a written employment agreement exists between the Plan Sponsor and an individual, the Plan Sponsor defaults in performing any of its material obligations contained in the individual's written employment agreement; or

               (v) where a written employment agreement exists between the Plan Sponsor and an individual, the Plan Sponsor requires the individual to relocate the individual's principal office beyond a radius of fifty miles from the individual's office as at the date of this Plan, provided that such employment agreement contains this provision.

         "Good Reason" shall not exist until after the individual has given the Chairman of the Board of Directors written notice (the "Notice") of the applicable event within 30 days of such event and such event is not remedied within 30 days after receipt of the Notice specifically delineating such claimed event and setting forth the individual's intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be remedied within such 30-day period and the Plan Sponsor commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute "Good Reason" provided that such event is remedied within 60 days after receipt of the Notice.

         1.8.  "Participant"  means an executive who has been  determined by the
                -----------
Plan Committee to be a member of a "select group of management or highly compensated employees," within the meaning of ERISA Section 301(a)(3) and who has been selected by the Plan Committee for participation in this Plan.

         1.9.  "Performance Targets" means those targets described in Section 3.
                -------------------

         1.10. "Plan  Committee"  means a committee  consisting of the Executive
                ---------------
General Manager of People and Culture of National Australia Bank Limited, the Chief Executive Officer of the Plan Sponsor and the Managing Director of National Australia Bank Limited.

         1.11.  "Plan  Period"  means the period  beginning on April 1, 2001 and
                 ------------
ending on March 31, 2003.

         1.12. "Target Award Pool" shall be US$ 10 million.
                -----------------

                                    SECTION 2
                                   ELIGIBILITY
                                   -----------



Executives who will be Participants in the Plan will be notified of their participation by the Chief Executive Officer of the Plan Sponsor (or his delegate) by letter substantially in the form of Annex B hereto. Participants other than **** will not be entitled to know who other Participants are.

         2.1. For certain purposes, the Participants will be designated as either in Group 1, Group 2, or Group 3. The only persons entitled to know which group a Participant is in are the Plan Committee and those persons designated by the Plan Committee.

                                   SECTION 3
                               PERFORMANCE TARGETS
                               -------------------



         3.1. The Target Award Pool or a portion thereof, shall become payable in accordance with Section 4 based on the Company's achievement of the Performance Targets set out in this Section 3.

         3.2. Construction.
              ------------

              *****

         3.3. The following table sets out the Minimum Required Net Income required to achieve the Allocated Target Award Pool amount for each six months during the Plan Period.

              *****



         3.4. Examples:
              --------

              *****

                                   SECTION 4
                                PAYMENT OF AWARDS
                                -----------------

         4.1.  Payment at end of Plan Period.  Payment of a Participant's  Award
               -----------------------------
will ordinarily be made on or before May 15, 2003 if the Participant is still employed by the Plan Sponsor on March 31, 2003. Each Participant's Award will be determined by the Plan Committee in accordance with Section 5.4.

         4.2.  Payment  on Death.  In the event  that a  Participant  terminates
               -----------------
employment with the Plan Sponsor prior to the end of the Plan Period because of the Participant's death, pro-rata payment of the Participant's Award will be made to the Participant's Beneficiary for work performed to the date of death and will be paid at the end of the Plan Period. The amount of the Award shall be determined by the Plan Committee in accordance with Section 5.4.

         4.3. Payment on Disability.  In the event that a Participant terminates
              ---------------------
employment with the Plan Sponsor prior to the end of the Plan Period because of the Participant's Disability, pro-rata payment of the Participant's Award will be made to the Participant for work performed to the date of termination of employment due to Disability and will be paid at the end of the Plan Period. The amount of the Award shall be determined by the Plan Committee in accordance with
Section 5.4.

         4.4. Payment on Retirement.  In the event that a Participant terminates
              ---------------------
employment with the Plan Sponsor prior to the end of the Plan Period because of the Participant's retirement (determined in accordance with the Plan Sponsor's then existing policies for determining the timing of an executive's retirement), pro-rata payment of the Participant's Award will be made to the Participant for work performed to the date of retirement and will be paid at the end of the Plan Period. The amount of the Award shall be determined by the Plan Committee in accordance with Section 5.4.

         4.5.  Payment on Termination  other than  Termination for Cause. In the
               ---------------------------------------------------------
event that a Participant's employment is terminated by the Plan Sponsor prior to the end of the Plan Period for reasons other than Cause, full payment of the Participant's Award shall be made and will be paid at the end of the Plan Period. The amount of the Award shall be determined by the Plan Committee in accordance with Section 5.4.

         4.6.  Payment  on  Resignation  by  Participant.  In the  event  that a
               -----------------------------------------
Participant resigns his employment with the Plan Sponsor prior to the end of the Plan Period for reasons which do not constitute Good Reason, the Participant shall not be entitled to payment of the Participant's Award. In the event that a Participant resigns his employment with the Plan Sponsor for reasons which constitute Good Reason, full payment of the Participant's Award will be made and will be paid at the end of the Plan Period. The amount of the Award shall be determined by the Plan Committee in accordance with Section 5.4.

         4.7. Transfers.  Notwithstanding anything in this Plan, in the event of
              ---------
a Participant's transfer out of the Plan Sponsor to another part of the National Australia Bank Group prior to the end of the Plan Period, as a minimum, payment will be made to the individual for work performed to the date of transfer, but the actual Award will be based on the circumstances of each situation and will be determined by the Plan Committee in accordance with Section 5.4. After the transfer the individual will cease to be entitled to participate in the Plan.

         4.8. Leave of Absence.  In the event that a Participant  has a leave of
              ----------------
absence during the Plan Period, as a minimum, eligibility for Award payment will cover work performed to the date of leave and after return from leave (assuming the return from leave occurs during the Plan Period and in accordance with the terms of the leave). The actual amount of payment will be determined by the Plan Committee in accordance with Section 5.4.

         4.9.  Sale of  Business.  In the event that  Parent is the subject of a
               -----------------
successful takeover or if Plan Sponsor is sold by Parent, the Target Award Pool will be fully earned and will be vested upon the completion of the sale. Unless otherwise required by a Participant's individual employment agreement, payment of Awards shall be made upon the 90th day after the completion of a successful takeover of Parent or sale of the Plan Sponsor to those Participants who are still employed by the Plan Sponsor on such date and to any Participant who is terminated by the Plan Sponsor without Cause or who terminates employment for Good Reason between the completion of the takeover or sale and the 90th day after such completion. The amount of the Award to a Participant shall be determined by the Plan Committee in accordance with Section 5.4. For the purpose of this section 4.9, (a) the term `successful takeover' means the acquisition by another party, unrelated to the Parent, of all of the issued capital of Parent; and (b) the term `sale' or `sold' means a sale by the Parent to another party, unrelated to Parent, of a portion or the whole of the Plan Sponsor (other than a sale of servicing rights, loans or other assets in the ordinary course of business), which sale reflects the Parent's intent to exit the U.S. mortgage business; provided further, if a Participant has an employment agreement that provides for full vesting of the $10 million Target Award Pool in the event of a sale of the Plan Sponsor, then the reference to sale in such employment agreement shall include the definition of such term as described in the Plan.

                                   SECTION 5
                           ADMINISTRATION OF THE PLAN
                           --------------------------

         5.1. Operation of the Plan Committee. The members of the Plan Committee
              -------------------------------
shall be as described in Section 1.10.

         5.2. Duties of the Plan Committee.
              ----------------------------

              (a) The Plan Committee shall select the Participants and may add Participants at any time during the Plan Period. The Plan Committee shall determine the making of all payments under the terms of the Plan.

              (b) The Plan Committee shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Committee. The Plan Committee shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits. All determinations of the Plan Committee shall be conclusive and binding on all Participants and Beneficiaries. The Plan Committee shall furnish Participants and Beneficiaries with all disclosures, if any, now or hereafter required by ERISA or the Code. The Plan Committee shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

              (c) The statement of specific duties for the Plan Committee in this Section is not in derogation of any other duties which the Plan Committee has under the provisions of the Plan or under applicable law.

         5.3.  Action by the Plan  Sponsor.  Any  action to be taken by the Plan
               ---------------------------
Sponsor shall be taken by resolution or written direction duly adopted by the Board of Directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the Board of Directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of the Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan.

         5.4.  Determining  Quantums of Payment.  The Plan Committee  shall make
               --------------------------------
determinations as to the amount of a Participant's payment as follows. Determination of payment amounts for those Participants in Group 1 shall be made solely by the Managing Director of Parent. Determination of payment amounts for those Participants in Group 2 shall be made by the Chairman of the Board of Directors and Chief Executive Officer of the Plan Sponsor and approved by the Managing Director of Parent. Determination of payment amounts for those Participants in Group 3 shall be made solely by the Chairman of the Board of Directors and Chief Executive Officer of the Plan Sponsor. Determination of the payment amounts for those Participants who are entitled to payment because of events described in Sections 4.2 to 4.7 will be determined at the time of the event.

                                   SECTION 6
                             CLAIM REVIEW PROCEDURE

         6.1. In the event that a Participant or Beneficiary is denied a claim for benefits under the Plan, the Plan Committee shall provide to such claimant written notice of the denial which shall set forth:

              (a) the specific reasons for the denial;

              (b) specific references to the pertinent provisions of the Plan on which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d) an explanation of the Plan's claim review procedure.

         6.2. After receiving written notice of the denial of a claim, a claimant or his representative may:

              (a) request a full and fair review of such denial by written application to the Plan Committee;

              (b) review pertinent documents; and

              (c) submit issues and comments in writing to the Plan Committee.

         6.3. If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written application to the Plan Committee within sixty (60) days after receiving written notice of the denial.

         6.4. Upon receiving such written application for review, the Plan Committee may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Committee received such written application for review.

         6.5. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

         6.6. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

         6.7. No later than sixty (60) days following the receipt of the written application for review, the Plan Committee shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                   SECTION 7
                  LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEES AND UNCLAIMED PAYMENTS
                 -----------------------------------------------

         7.1. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

         7.2. If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Committee, cease and terminate and in that event the Plan Committee shall apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Committee shall determine.

         7.3. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

                                   SECTION 8
                              LIMITATION OF RIGHTS
                              --------------------

         The adoption of the Plan shall not be construed to give any Participant a right to be continued in the employ of the Plan Sponsor or to interfere with the right of the Plan Sponsor to terminate the employment of any Participant at any time.

                                   SECTION 9
                     AMENDMENT TO OR TERMINATION OF THE PLAN

         The Plan Sponsor reserves the right at any time to modify or amend the Plan, with the prior written approval of the Plan Committee; provided, however, no such modification or amendment shall reduce Participants' or Beneficiaries' rights under the Plan. Participants and Beneficiares are intended third party beneficiaries of the Plan.

                                   SECTION 10
                                  MISCELLANEOUS
                                  -------------

         10.1. All payments provided under the Plan shall be paid from the general assets of the Plan Sponsor and no separate fund shall be established to secure payment. To the extent that the plan herein embodied is determined to be an employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) it is the intent of the Plan Sponsor that it shall be a plan described in Section 301(a)(3) of ERISA and shall be interpreted in accordance with such intent in all respects.

         10.2. The Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

         10.3. To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Florida.

         10.4. Plan Participants will be required to sign a confidentiality undertaking (see Annex A) in relation to the operation of the Plan and their participation therein. Failure to abide by the specific confidentiality undertaking could result in termination of the Participant's employment.

         10.5. In the event of the winding up of the Plan Sponsor related to its performance or operations, Participants will be entitled to the amount of the Award they have earned as of the time of winding up. Payment date for this purpose will be at the time of winding up, but not later than May 15, 2003.

         10.6. Plan Audit.  All calculations and data which determine the Awards
               ----------
must be reviewed and approved by an independent auditor prior to May 15th of each year and prior to any payments being made under the Plan. The independent auditor must, in reviewing the calculations and data, adhere to and make determinations according to Generally Accepted Accounting Standards consistently maintained and applied. The auditor must be external to and independent of the Plan Sponsor and will be appointed by National Australia Bank Executive Management. The manner and content of the audit will comply with instructions set out in the appointment.

         10.7. In the event that a regulatory or accounting change affects the calculations under the Plan, any payment or vesting under the Plan shall be based on the regulatory or accounting rules in effect on April 1, 2001.

         10.8.  Arbitration.  Where  there  is a  dispute  that is  referred  to
                -----------
arbitration, such dispute will be settled exclusively by arbitration in Jacksonville, Florida in accordance with the arbitration procedures set forth in the attached Annex C. The arbitrator's award will be binding on the parties.

         IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed as of October 1, 2001.


                                          HOMESIDE LENDING, INC.




                                          /s/ Joe Whiteside
                                          --------------------------------------
                                          By:  Joe Whiteside
                                          Title: Chief Executive Officer

ATTEST:


/s/  Robert J. Jacobs
-----------------------------
By:  Robert J. Jacobs
Title:   Secretary

                             HOMESIDE LENDING, INC.
                            LONG TERM INCENTIVE PLAN

                           Confidentiality Undertaking


[Name of Plan Participant]


Dear [ ]

         Confidentiality Undertaking - HomeSide Long Term Incentive Plan


Introduction

As one of only a few select individuals within National Australia Bank Group, you have been invited to participate in the HomeSide Long Term Incentive Plan (the "Plan").

The conditions of participation in and mode of operation of the Plan are highly confidential. You will not be entitled to participate in the Plan, nor to receive any information concerning it, unless you have accepted the following confidentiality undertaking, evidenced by you signing the attached copy of this letter and returning it to The Strategy Leader - Performance and Rewards, National Australia Bank. When you receive these materials, you will be free to decide whether or not you want to participate. Signing this Confidentiality Undertaking does not commit you to participate in the Plan.

Confidentiality Undertaking

By signing the attached copy of this letter you acknowledge:

    o The conditions of participation in and mode of operation of the Plan are highly confidential.

    o Unauthorized disclosure of details of the Plan would be potentially extremely damaging to HomeSide, Lending, Inc., National Australia Bank and other plan participants.

    o You will not discuss any matter concerning the Plan with anyone other than:

              Chairman, CEO, COO or General Counsel of HomeSide Lending, Inc. or anyone they may designate in writing.

              The Strategy Leader - Performance & Rewards, National Australia Bank.

              Your financial / tax / legal advisers. Please note that you are required to advise these advisers of the confidential nature of the Plan.

              Your spouse or partner.

    o You will not copy any materials relating to the Plan except as described herein, nor will you allow anyone else to read or copy such material except as described herein.

    o You will keep this agreement and the Plan materials in a safe and secure place.

    o In the event that you cease employment with HomeSide Lending, Inc., you will return all material relating to the Plan to the CEO of HomeSide Lending, Inc.

    o Failure to abide by the above could result in exclusion from the Plan and/or termination for Cause.

    o You acknowledge that damages may not be an adequate remedy and that both HomeSide Lending, Inc. and National Australia Bank may seek an injunction to prevent or restrain a breach of this undertaking.



Yours Sincerely,



Joe Whiteside
Chief Executive Officer

--------------------------------------------------------------------------------

I understand and accept the obligations imposed upon me by this Confidentiality Undertaking.


Name:
            -----------------------------------------------

Signed:
            -----------------------------------------------

Dated:
            -----------------------------------------------

                                                                         ANNEX B
Form of Letter to Employees without Contracts



October 5, 2001



(FIRST NAME) (SURNAME)
(LEVEL)
HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, Florida 32256


         Dear (FIRST NAME):


     Congratulations, you have been selected as one of the key executives who are entitled to participate in the HomeSide Lending, Inc. Long Term Incentive Plan ("LTIP") due to your ability to have a significant impact on the results of this Company. A copy of the official LTIP document will be provided to you shortly, in a separate distribution from this letter. In the case of any conflict or ambiguity, the terms of the official LTIP document will determine the course of action taken.

     The amount of your final award is subject to a number of factors:

     o the size of the accumulated pool on the termination date of the LTIP, i.e., March 31, 2003,

     o   performance must remain at a satisfactory level, and

     o   the approval process described in the LTIP document.

     The performance period for LTIP is April 1, 2001 through March 31, 2003. Due to the recent writedowns at HomeSide, the actual performance measures will be effective from October 1, 2001 through March 31, 2003, and have been mutually agreed between HomeSide Lending, Inc. and National Australia Bank. Any payment will be made only after the performance criteria have been independently audited and recommendations have been approved as provided in the LTPI document.

     Through this plan, we have a focus and incentive to achieve the performance targets for this Company. Although the rules for LTIP explain award acceleration in the case of a sale of the business, this is not a guaranteed outcome in the plan period, and we must work together to achieve our targets.

     Based on the above criteria and assuming full funding of the pool by March 31, 2003, you might receive an award in the range of $0 to $________.

     As a reminder, you are subject to the Confidentiality Undertaking that you signed prior to receiving the information about LTIP and are prohibited from discussing LTIP other than as specified in the Confidentiality Undertaking. If

                                                                        ANNEX B
Form of Letter to Employees without Contracts


you have any questions about LTIP, please call one of us directly. Please sign this letter acknowledging your acceptance of these conditions and forward the original to Bob Vick no later than October 19, 2001. Please retain a copy for your records.




Sincerely,



Joseph J. Whiteside                          Gary W. Fiedler
Chairman & Chief Executive Officer           President & Chief Operating Officer

ACCEPTANCE



__________________________________           ___________________________________
(FIRST NAME) (SURNAME)                       Date

                                                                         ANNEX C





Any arbitration brought to enforce the provisions of this Agreement shall be settled in accordance with the following arbitration procedures:

1. The arbitration shall be conducted before a panel of three arbitrators to be selected as provided in the AAA Rules. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide by these procedures and be bound by their requirements.

2.   Discovery  will  be  permitted  in  connection   with  the  arbitration  if
     authorized by the arbitration panel based on a determination of reasonable need for the discovery.

3. The arbitrators have no power (A) to alter, amend or otherwise affect the terms of the Plan or (B) award punitive damages (except such punitive damages as may be provided for by statute and which may not be waived by agreement) or any damages not measured by the prevailing party's actual damages and the parties therefore waive their right to any such damages (except the liquidated damages amount and such punitive damages as may be provided for by statute and which may not be waived by agreement).

4. Nothing contained herein shall prevent a party from seeking temporary emergency relief with respect to a dispute. A party may apply to a court for a temporary restraining order, preliminary injunction, or such other temporary emergency relief. Neither an application for temporary emergency relief, nor a court's consideration or granting of such relief shall (A) constitute a waiver of the right to pursue arbitration under this provision, or (B) delay the appointment of any arbitration panel or the progress of arbitration proceedings.

5. If any of these arbitration procedures is declared invalid or unenforceable, such part shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any part shall not affect any other part of this provision, and this provision shall continue in full force and effect, and be construed and enforced, as if such part had not been included, or had been modified as above provided, as the case may be.